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[USBANCORP LOGO]                                                  EXHIBIT 10.117

OLIVER-ALLEN
TECHNOLOGY LEASING

                                                                 PROMISSORY NOTE

                                 INTERLAND, INC.
                       303 PEACHTREE CENTER AVE., STE. 500
                                ATLANTA, GA 30303
                                Fax: 404.720.3708

$4,780,475.38               EFFECTIVE DATE:  2-1-2004          SCHEDULE NUMBER-

1. This Promissory Note (also known as "Note" or "Schedule") is made between INTERLAND, INC. (FORMERLY KNOWN AS MICRON ELECTRONICS, INC.) ("Debtor"), and U.S. BANCORP OLIVER-ALLEN TECHNOLOGY LEASING (which, together with its successors and assigns, shall be called the "Creditor"). This Note is secured by an assignment of and security interest in certain Collateral, as defined in a Pledge Agreement ("Pledge Agreement") executed July 23, 2001, between Debtor and Creditor, which Pledge Agreement is incorporated by reference herein. Capitalized terms used in this Note which are not otherwise defined herein shall have the meanings given in the Pledge Agreement.

2. For value received, Debtor hereby promises to pay to the order of Creditor the principal amount of Four Million Seven Hundred Eighty Thousand Four Hundred Seventy Five and 38/100 Dollars $4,780,475.38 with interest on any outstanding principal balance at the rate(s) specified herein from the Effective Date hereof until this Schedule shall have been paid in full in accordance with the following payment schedule: Sixty (60) installments in the amount of $93,570.43 each including the entire amount of interest accrued on this Schedule at the time of payment of each installment. The first payment shall be due February 01, 2004 and a like payment shall be due on the same day of each succeeding month thereafter until the entire principal and interest have been paid. At the time of the final installment hereon, all unpaid principal and interest shall be due and owing. As a result, such final installment may be substantially more or substantially less than the installments specified herein.

3. Debtor promises to pay interest on the principal balance outstanding at a rate of 6.75 percent per annum.

4. Interest shall be calculated on the basis of a 360-day year. In no event shall this Note be enforced in any way which permits Creditor to collect interest in excess of the maximum lawful rate. Should interest collected exceed such rate, Creditor shall refund such excess interest to the Debtor. In such event, the Debtor agrees that Creditor shall not be subject to any penalties provided by law for contracting for or collecting interest in excess of the maximum lawful rate.

5. EARLY TERMINATION. a. As long as no event of default has occurred hereunder, Debtor shall have the option to prepay the obligations hereunder in whole, but not in part, by paying to the Creditor the sum (such sum being referred to herein as the "Prepayment Amount") of: (i) all applicable taxes, and (ii) for a prepayment which occurs during months 1 through 18, an amount equal to the present value of the remaining payments at a discount rate of 6.75% plus a fee of 1.5% of the present value, and for a prepayment which occurs during months 19 through 60, an amount equal to the present value of the remaining payments at a discount rate of 6.75%.

b. Debtor shall give Creditor written notice of Debtor's intention to prepay as provided herein at least five (5) days prior to the date on which Debtor intends to prepay (the "Prepayment Date"). On or prior to the Prepayment Date, Debtor shall present Creditor with cash or a bank, cashier's or certified check for the Prepayment Amount.

6. All payments on this Note shall be made in lawful money of the United States at such address as Creditor may designate to Debtor in writing from time to time.

7. Any notices or demands required to be given herein shall be given to the parties in writing by facsimile transmission, or by overnight courier or United States mail (first class, express, certified or otherwise) at the addresses set forth herein or to such other addresses as the parties may hereafter substitute by written notice. Notice may be given either before or reasonably soon after the effective date of each change.

8. COLLATERAL. The starting balance of the Collateral in the investment account shall be $5,020,000.00. As long as there is no Event of Default, the amount in the account will be allowed to decline on a quarterly basis, provided that a minimum balance is maintained equal to 105% of the amount which would be calculated for the Prepayment Amount for the month in which the reduction is to occur.

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10. DEFAULT AND REMEDIES. Each of the following shall be an Event of Default hereunder: (i) failure on the part of Debtor to promptly perform in complete accordance with its covenants made in the Pledge Agreement or this Note or in any other agreement with Creditor, including, but not limited to, the payment of any liability, with interest, when due, or default by Debtor under the provisions of any other material agreement to which Debtor is party; (ii) the death of Debtor if an individual or the dissolution of Debtor if a business organization; (iii) the filing of any petition or complaint under the federal Bankruptcy Code or other federal or state acts of similar nature, by or against Debtor; or an assignment for the benefit of creditors by Debtor; (iv) an application for or the appointment of a receiver, trustee or conservator, voluntary or involuntary, by or against Debtor or for any substantial assets of Debtor; (v) insolvency of Debtor under either federal or state law or applicable principles of equity; (vi) entry of judgment, issuance of any garnishment or attachment, or filing of any lien, claim or government attachment against the Collateral or which, in Creditor's sole discretion, might impair the Collateral;
(vii) the determination by Creditor that a material misrepresentation of fact has been made by Debtor in this Schedule or in any writing supplementary or ancillary hereto; (viii) a determination by Creditor that Debtor has suffered a material adverse change in its financial condition, business or operations from the date of this Schedule; or (ix) bankruptcy, insolvency, termination, death, dissolution or default of any guarantor for Debtor.

If any of the obligations hereunder remains overdue for more than ten (10) days, Debtor hereby agrees to pay on demand, as a late charge, an amount equal to the lesser of (i) five percent (5%) of each such overdue amount; or (ii) the maximum percentage of any such overdue amount permitted by applicable law as a late charge. Debtor agrees that the amount of such late charge represents a reasonable estimate of the cost to Creditor of processing a delinquent payment and that the acceptance of any late charge shall not constitute a waiver of default with respect to the overdue amount or prevent Creditor from exercising any other available rights and remedies. Upon the happening of any Event of Default which is not cured within ten (10) days or at any time thereafter, all liabilities of Debtor shall, at the option of Creditor, become immediately due and payable and Creditor shall have and may exercise any and all of the rights and remedies granted in the Pledge Agreement.

9. The waiver by Creditor of any default hereunder or of any provisions hereof shall not discharge any party hereto from liability hereunder and such waiver shall be limited to the particular Event of Default and shall not operate as a waiver of any other or subsequent default. No modification of this Note or waiver of any right of Creditor hereunder shall be valid unless in writing and signed by an authorized officer of Creditor. No failure on the part of Creditor to exercise, or delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Note and the rights and remedies granted to Creditor herein shall be in addition to, and not in limitation of those of any other agreement with Creditor or any other evidence of any liability held by Creditor or under any applicable law or in equity. The Pledge Agreement and this Note embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the same subject matter. The rights and liabilities of the parties under this Note shall be governed by the laws of the state of California, and venue shall be in Marin County, California.

10. Each of the Debtor, if more than one, and all other parties who at any time may be liable hereon in any capacity, hereby jointly and severally waive diligence, demand, presentment, presentment for payment, protest, notice of protest and notice of dishonor of this Note, and authorize the Creditor, without notice, to grant extensions in the time of payment of and reductions in the rate of interest on any monies owing on this Note. It is hereby stipulated that all acts, conditions and things necessary to be done precedent to and in the issuance of this Note, in order to make it a legal, valid and binding obligation of the Debtor, have happened and have been done and performed in regular and due form as required by law.

11. The Debtor hereby appoints Creditor as its Attorney-in-Fact to insert in this Note the Effective Date in accordance with instructions executed by Debtor in connection herewith.

IN WITNESS WHEREOF, the Debtor has executed this Note as of this ________ day of _________ , 2004.

                                 INTERLAND, INC.

                                 By: ___________________________________________
                                     ALLEN SHULMAN
                                     SENIOR VP/CHIEF FINANCIAL OFFICER/EXECUTIVE
                                     COUNSEL

                      ADDRESS FOR ALL NOTICES TO CREDITOR:
                              801 LARKSPUR LANDING
                               LARKSPUR, CA 94939
                               FAX : 415.461.4675